Exhibit 28(q)(1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Gabriel Hammond, Stuart Cartner and Toby Loftin each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee of The Alerian MLP Funds Trust, Alerian MLP Select 40 Fund, Alerian MLP Alpha Fund, Alerian MLP Income Fund, to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933 and the Investment Company Act of 1940, as applicable, and any amendments and supplements thereto, and proxy statements or other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 26th day of January, 2010.

/s/ Edward F. Kosnik
Edward F. Kosnik